INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

Securities and Exchange Commission

Washington, D.C.

We consent to the use in this Post-Effective Amendment to Amendment No. 2 to the Registration Statement No. 33-140530 of Freedom Financial Holdings, Inc. and subsidiary on Form SB-2, Post-Effective Amendment No. 2, of our report dated April 5, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts" in such Prospectus.

//s// Cordovano and Honeck, LLP

Cordovano and Honeck, LLP

Englewood, Colorado

February 1, 2008